UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    December 3, 2004
                                                ______________________________


                            CFS Bancorp, Inc.
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)



         Delaware                      000-24611               35-2042093
______________________________________________________________________________
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                         Identification No.)



707 Ridge Road, Munster, Indiana                                 46321
______________________________________________________________________________
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code    (219) 836-5500
                                                  ____________________________


                              Not Applicable
______________________________________________________________________________
      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.01 Entry into a Material Definitive Agreement
          ------------------------------------------

     On December 3, 2004, CFS Bancorp, Inc. (the "Company") and Citizens Financial Services, FSB (the "Bank"), the Company's wholly owned subsidiary (collectively, the "Employers"), each entered into an employment agreement with Mr. Zoran Koricanac ("Executive") to employ the Executive to perform such executive and managerial duties as the Employers may direct. The employment agreements do not have a specified term and are not intended to be construed as a contract for employment for a specific term. Upon the occurrence of a "Trigger Event", which is defined in the employment agreements as the execution of a definitive agreement which is intended to result in a "Change in Control" (as defined in the employment agreements) of the Company and which has been publicly announced on a Form 8-K by the Company (the "Trigger Date"), the term of the employment agreements becomes one year. The term of the employment agreement with the Company will be extended daily by a period of one day starting on the Trigger Date unless the Company provides notice, not less than 60 days prior to such date of its intent, not to extend the employment term. The term of the Executive's agreement with the Bank may be extended by the Bank each year for an additional year upon the anniversary of the Trigger Date unless the Bank provides written notice not less than 60 days prior to the end of the term.

     Each of the employment agreements is terminable with or without cause by the Employers. The Executive has no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death. In the event that (i) the Executive terminates his employment because of failure to comply with any material provision of the employment agreement by the Employers, which breach is not cured or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the Executive as a result of certain adverse actions which are taken with respect to the Executive's employment following a "Change in Control" of the Company, as defined, the Executive will be entitled to a cash severance amount equal to 100% of the salary and cash bonus he earned for the previous year.

     A Change in Control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     For additional information, reference is made to the employment agreements included as Exhibits 10.15 and 10.16 hereto and which are incorporated herein by reference thereto.

                                 2

ITEM 9.01 Financial Statements and Exhibits
          ---------------------------------

          (a)  Not applicable.
          (b)  Not applicable.
          (c)  Exhibits

               The following exhibits are filed herewith.

          Exhibit Number           Description
          --------------           -----------

          10.15 Employment Agreement entered into between Citizens Financial Services, FSB and Zoran Koricanac

          10.16 Employment Agreement entered into between CFS Bancorp, Inc. and Zoran Koricanac


























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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CFS BANCORP, INC.



Date:  December 9, 2004     By: /s/ Brian L. Goins
                                ---------------------------------------
                                Brian L. Goins
                                Vice President-Corporate Counsel